UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 22, 2007

___________________

CELSIA TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	33-64840 (Commission File Number)	91-2015441 (I.R.S. Employer Identification No.)

1395 Brickell Avenue, Suite 800 Miami, FL 33131 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (305) 529-6290

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

See Item 5.02 below.

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2007, Hakan Wretsell and Michael Karpheden entered into employment letters (the “Agreements”) with Celsia Technologies, Inc. (the “Company”) providing for the continued employment of Messrs. Wretsell and Karpheden as Chief Executive Officer and Chief Financial Officer of the Company, respectively. The Agreements are effective as of January 1, 2007, and provide for annual base salaries for Messrs. Wretsell and Karpheden of $321,500 and $264,000, respectively, as well as annual bonuses in amounts to be determined by the Board of Directors of the Company. The Agreements provide for a payment equal to six months base salary upon a termination of Mr. Wretsell’s or Mr. Karpheden’s employment by the Company (other than termination for cause), and contain a one year post-employment noncompetition provision.

On March 24, 2007, Dr. Jeong-Hyun Lee resigned from the Board of Directors of the Company.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Exhibit

10.1	Letter Agreement between Celsia Technologies, Inc. and Hakan Wretsell.

10.2	Letter Agreement between Celsia Technologies, Inc. and Michael Karpheden.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2007	CELSIA TECHNOLOGIES, INC.

	By:	/s/ Michael Karpheden
Name:Michael Karpheden
Its:Chief Financial Officer